UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-41459	06-1269834
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)		file number)	Identification No.)

601 Merritt 7
Norwalk,	Connecticut		06851
(Address of principal executive offices)			(Zip Code)

(203) 975-7110
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 6, 2025, as part of the continued long-term succession planning for Silgan Holdings Inc., or the Company, the Board of Directors of the Company elected Shawn C. Fabry as Executive Vice President and Chief Financial Officer of the Company. Mr. Fabry joined the Company in November 2010 with the Company's acquisition of IPEC Global, Inc., a manufacturer of plastic closures, and most recently served as Senior Vice President, Corporate Development of the Company. Effective November 6, 2025, the Board of Directors of the Company also elected Kimberly I. Ulmer as Senior Vice President and Chief Accounting Officer of the Company. Ms. Ulmer had previously served as Senior Vice President and Chief Financial Officer of the Company from March 2023 until November 2025. Additionally, effective November 6, 2025, the Board of Directors of the Company elected Alexander G. Hutter as Senior Vice President, Strategy and Investor Relations.

Mr. Fabry, age 48, was Senior Vice President, Corporate Development of the Company from August 2023 until November 2025. From September 2018 through February 2024, he was a Senior Vice President of Silgan Containers, the Company's U.S. metal container operations, and from September 2018 until August 2023 he also served as Chief Financial Officer of Silgan Containers. From June 2015 until August 2018, he was Vice President, Chief Financial Officer and Assistant Secretary of Silgan Plastics, the Company's plastic container operations. Previously, Mr. Fabry served in various positions with subsidiaries of the Company following the Company’s acquisition of IPEC Global, Inc. in November 2010. Prior to that, Mr. Fabry was employed by IPEC Global, Inc. in various positions, last serving as its Chief Financial Officer.

Ms. Ulmer, age 58, was Senior Vice President and Chief Financial Officer of the Company from March 2023 until November 2025. She was also Treasurer of the Company until January 2024. From January 2022 until March 2023, Ms. Ulmer was Senior Vice President, Finance and Treasurer of the Company, and from January 2018 through December 2021 she was Vice President, Finance and Treasurer of the Company. From March 2006 until January 2018, Ms. Ulmer was Vice President and Controller of the Company. Prior to that, she was Controller of the Company since September 2004. From May 2003 until September 2004, Ms. Ulmer was Controller, Accounting Policies and Compliance for General Electric Vendor Financial Services, a unit of General Electric Capital Corporation. Prior to that, Ms. Ulmer was employed by Quebecor World Inc. (formerly World Color Press, Inc.) from August 1997 until April 2003, last serving as Vice President, Assistant Controller.

Mr. Hutter, age 40, was Vice President, Investor Relations of the Company from January 2023 until November 2025. Prior to that, Mr. Hutter was Director of Investor Relations and Corporate Development of the Company since April 2022 and Director of Corporate Development of the Company since August 2021. From February 2018 through July 2021, Mr. Hutter was Director of Financial Planning & Analysis of the Company. Prior to joining the Company in February 2018, Mr. Hutter was a Vice President at Jefferies LLC in the Equity Research department from June 2013 through January 2018, covering the Paper & Packaging and Building Products sectors. Prior to joining Jefferies LLC, Mr. Hutter held various positions of increasing responsibility in equity research, covering the software, clean technology, autos and machinery industries at Gleacher & Company and Wolfe Research.

The Company also announced the Robert B. Lewis intends to retire as an employee of the Company effective March 31, 2026. Mr. Lewis will continue to serve as a Director on the Company's Board of Directors. Mr. Lewis will continue in his role as Executive Vice President, Corporate Development and Administration through March 31, 2026. Mr. Lewis had previously served as Chief Financial Officer of the Company for 19 years from August 2004 until March 2023. The Company and the Board of Directors express their sincere appreciation to Mr. Lewis for his many contributions to the Company as an employee of the Company, including as Chief Financial Officer for 19 years.

A copy of the Company’s press release announcing the organizational updates for the Company described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 6, 2025 announcing organizational updates

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Executive Vice President, General
Counsel and Secretary

Date: November 6, 2025

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